As filed with the Securities and Exchange Commission on February 3, 1998.

                                        Registration No. 333-
===========================================================================


               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM S-3
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933

                        AlliedSignal Inc.
     ------------------------------------------------------
     (Exact name of registrant as specified in its charter)

          Delaware                                 22-2640650
-----------------------------                     ----------------
 (State or other jurisdiction                     (I.R.S.Employer
of incorporation or organization)             Identification Number)

    101 Columbia Road
     P.O. Box 4000
  Morristown, New Jersey                            07962-2497
---------------------------------------           --------------
(Address of Principal Executive Offices)            (Zip Code)

                    PETER M. KREINDLER, ESQ.
      Senior Vice President, General Counsel and Secretary
                        AlliedSignal Inc.
                        101 Columbia Road
             Morris Township, New Jersey 07962-2497
           ------------------------------------------
             (Name and address of agent for service)

                         (973) 455-2000
  ------------------------------------------------------------
  (Telephone number, including area code, of agent for service)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE
PUBLIC:  FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS
REGISTRATION STATEMENT.

     IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE
BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT
PLANS, PLEASE CHECK THE FOLLOWING BOX. [ ]

     IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. [X]

     IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR
AN OFFERING PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT,
PLEASE CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT
REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE
REGISTRATION STATEMENT FOR THE SAME OFFERING.  [ ]

     IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(c) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING.
[ ]

     IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE
PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX.  [ ]

                        ----------------

                 CALCULATION OF REGISTRATION FEE
                                   Proposed    Proposed
Title of each class                maximum     maximum
      of                           offering   aggregate    Amount of
  securities         Amount to be   price      offering   registration
     to be            registered     per      price (1)      fee
   registered                      share (1)

Common Stock,       4,689,655     $37.09375  $173,956,891   $51,317.29
par value              shares
$1.00 per share

(1) Estimated in accordance with Rule 457(h) of the Securities Act of 1933 solely for the purpose of calculating the registration fee based upon an assumed price of $37.09375, the average of the high and low sales prices of the Common Stock of AlliedSignal Inc. on the New York Stock Exchange Composite Tape on January 27, 1998.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

         Subject to completion, dated February 3, 1998.

PROSPECTUS

                        4,689,655 Shares


                        AlliedSignal Inc.

             Common Stock, Par Value $1.00 Per Share

                          ------------
     This Prospectus relates to the offering for resale of 4,689,655 shares of Common Stock, par value $1.00 per share (the "Common Stock"), of AlliedSignal Inc., a Delaware corporation ("AlliedSignal" or the "Company"). All of the Common Stock being registered may be offered and sold from time to time by acertain sSelling sStockholder of the Company. See "Selling Stockholder" and "Manner of Offering". The Company will not receive any proceeds from the sale of the Common Stock by the Selling Stockholder.

     The Company's Common Stock is traded on the New York Stock
Exchange under the symbol "ALD". On February 2, 1998, the last reported sales price for the Common Stock was $40-1/2 per share.

                           -----------
     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                          ------------

     No person has been authorized to give any information or make any representation other than those contained in this Prospectus (including material incorporated by reference therein) and, if given or made, any such information or representation must not be relied upon as having been authorized by the Company or by any other person deemed to be an underwriter. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                          ------------

              NationsBanc Montgomery Securities LLC


         The date of this Prospectus is         , 1998.

                      AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth
Street, N.W., Washington, DC 20549 and at the following Regional Offices of the Commission: 7 World Trade Center, New York, New
York 10048; and Citicorp Center, 500 West Madison Street, Suite
1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, DC 20549, at prescribed rates.
The Commission maintains an Internet web site at http://www.sec.gov/ that contains such reports, proxy statements and other information. Such reports, proxy statements and other information of the Company should also be available for inspection at the offices of the New York Stock Exchange Inc., 20 Broad Street, New York,
New York 10005; the Chicago Stock Exchange, One Financial Place, 4
40 South LaSalle Street, Chicago, Illinois, 60605; and the Pacific Exchange, 301 Pine Street, SanFrancisco, California 94104.

     The Company has filed with the Commission a Registration Statement on Form S-3 (including all amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto and to which reference is hereby made.

         -----------------------------------------------

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Commission by the Company are incorporated by reference in this Prospectus:

     (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1996;

     (2) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1997;

     (3) the Company's Current Reports on Form 8-K filed on January 15, February 20, March 18, April 15, May 22, June 19, July 18, July 23, August 14, September 23, October 22, November 17 and December 18, 1997 and January 15 and February 2, 1998; and

     (4) the description of the Company's Common Stock contained in the Company's registration statement on Form 8-B filed on August 16, 1985, including any amendment or report filed for the purposes of updating such description.

     All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     A copy of the documents incorporated by reference (other than exhibits thereto) will be forwarded without charge to each person to whom this prospectus is delivered, upon such person's written or oral request to AlliedSignal Inc., Office of the Secretary, P.O. Box 4000, Morristown, New Jersey 07962, telephone number (973)455-5067.


                   FORWARD-LOOKING STATEMENTS

     This Prospectus contains, or incorporates by reference, certain statements that may be deemed "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are based on certain assumptions and assessments made by management of the Company in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes to be appropriate.
The forward-looking statements included in this Prospectus are also subject to a number of material risks and uncertainties, including but not limited to economic, competitive, governmental and technological factors affecting the Company's operations, markets, products, services and prices, and other factors discussed in the Company's filings under the Securities Act and the Exchange Act. Prospective investors are cautioned that such forward-looking statements are not guarantees of future performance and that actual results, developments and business decisions may differ from those envisaged by such forward-looking statements.

                           THE COMPANY

     The Company's operations are conducted in three principal industries: aerospace; automotive; and engineered materials. The Company's products are used by many major industries, including textiles, construction, plastics, electronics, automotive, chemicals, housing, telecommunications, utilities, packaging, military and commercial aviation and aerospace and in agriculture and the space program.

     The principal executive offices of the Company are located at 101 Columbia Road, Morris Township, New Jersey 07962. The telephone number is (973)455-2000.


                       SELLING STOCKHOLDER

     The following table sets forth certain information, as of February 2, 1998, with respect to the shares of Common Stock beneficially owned and being offered hereby by Blue Ridge
Investments, L.L.C., a Delaware limited liability company ("Blue Ridge" or the "Selling Stockholder").

                              SHARES OF         SHARES OF
                              COMMON STOCK      COMMON STOCK
                              BENEFICIALLY      OFFERED
     NAME                     OWNED (1)         HEREBY (1)


Blue Ridge
 Investments, L.L.C. ......... 4,689,655      4,689,655



(1) Less than 1% of Common Stock outstanding.

     On January 13, 1998, AlliedSignal acquired certain assets and assumed certain liabilities from subsidiaries of Banner Aerospace, Inc., a Delaware corporation ("Banner"), for 9,609,319 shares of Common Stock (the "Acquisition"). The Acquisition was consummated pursuant to asset purchase agreements dated December 8, 1997 among AlliedSignal, Banner and certain subsidiaries thereof.

     The Company has been informed by the Selling Stockholder that certain subsidiaries of Banner whose assets were acquired by AlliedSignal in the Acquisition had borrowed at least $170 million pursuant to a Second Amended and Restated Credit Agreement dated as of December 12, 1996 among Banner, certain subsidiaries of Banner, Citicorp, USA, Inc. (as Administrative Agent and Arranger), NationsBank, N.A. (as Co-Arranger) and the Institutions the Institutions as Lenders and Issuing Banks thereunder (the "Banner Credit Agreement"). On or prior to January 13, 1998, all of the lenders and issuing banks under the Banner Credit Agreement assigned their interests as creditors thereunder to Blue Ridge. On January 13, 1998, 4,689,655 shares of the Common Stock issued in connection with the Acquisition were delivered to Blue Ridge by three subsidiaries of Banner or certain of its subsidiaries in payment of approximately $170 million of indebtedness incurred under the Banner Credit Agreement. Blue Ridge and NationsBank,N.A.
are both beneficially owned by NationsBank Corporation. The offer and sale of the shares of Common Stock offered hereby are being registered pursuant to registration rights granted the Selling Stockholder in connection with the Acquisition.]


                       MANNER OF OFFERING

     The Company has been informed by the Selling Stockholder that the shares of Common Stock offered hereby will be sold by the Selling Stockholder through an affiliated broker-dealer, NationsBanc Montgomery Securities LLC, which is also beneficially owned solely by NationsBank Corporation.
Such sales may be made on one or more stock exchanges or in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The shares of Common Stock may be sold in one or more of the following: (a) a block trade in which NationsBanc
Montgomery Securities LLC will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by NationsBanc Montgomery Securities LLC principal and resale by such broker-dealer for its account pursuant to this Prospectus; (c) an exchange distribution in accordance with the rules of such exchange; and (d) ordinary brokerage transactions and transactions in which NationsBanc
Montgomery Securities LLC solicits purchasers. In effecting sales, NationsBanc Montgomery Securities LLC may arrange for other broker-dealers to participate in resales.
The Company has a right of first refusal to purchase from the Selling Stockholder in privately negotiated transactions any blocks of at least 100,000 shares of Common Stock which the Selling Stockholder intends to sell in a single transaction or a series of related transactions.

     The distribution of the shares of Common Stock offered hereby may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices determined on a negotiated or competitive bid basis. Shares of Common Stock offered hereby may be sold by NationsBanc Montgomery Securities

LLC  acting as agent or broker for the
Selling Stockholder, or to NationsBanc Montgomery
Securities LLC acting as principal. In the latter case, NationsBanc Montgomery Securities LLC may then resell such shares to the public at varying prices to be determined by such broker-dealer acting as principal. The Company has been informed that by agreement between Banner and the Selling Stockholder, all shares of Common Stock offered hereby shall be sold during the first sixty days that both (i) the registration statement of which this Prospectus is a part is effective pursuant to the Securities Act and (ii) the Selling Stockholder is not required to suspend sales of Common Stock offered hereunder.

     For its services in selling the shares of Common Stock offered hereby, the Selling Stockholder has agreed to pay
NationsBanc Montgomery Securities LLC $0.04 per share of Common
Stock sold. NationsBanc Montgomery Securities LLC and any other participating broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales and the commission to be paid may be deemed to be an underwriting discount or commission under the Securities Act.

     All costs, expenses and fees in connection with the registration of the shares of Common Stock offered hereby shall be borne by the Selling Stockholder. Commissions and discounts, if any, attributable to the sales of shares of Common Stock hereunder will be borne by the Selling Stockholder. Pursuant to a separate agreement by and among Banner and certain of its subsidiaries, NationsBank, N.A. and the Selling Stockholder, Banner and such subsidiaries have agreed to pay the costs, expense and fees of registration of the shares of Common Stock offered hereby and to bear the $0.04 per share commission payable by the Selling Stockholder to NationsBanc Montgomery Securities LLC. The Company has agreed to indemnify the Selling Stockholder and any affiliated broker-dealer, including NationsBanc Montgomery Securities LLC, against certain liabilities in connection with the offering of the shares of Common Stock hereunder, including liabilities arising under the Securities Act.


                          LEGAL MATTERS

     Certain legal matters in connection with the shares of Common Stock registered hereby have been passed upon for the Company by J. Edward Smith, Senior Counsel, Corporate and
Finance, of AlliedSignal.


                             EXPERTS

     The consolidated financial statements of the Company incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 have been so incorporated in reliance on the report of Price Waterhouse LLP ("Price Waterhouse"), independent accountants, given on the authority of said firm as experts in auditing and accounting.

     With respect to the unaudited consolidated financial information of the Company for the three month periods ended March 31, the three- and six-month periods ended June 30 and the three- and nine-month periods ended September 30, 1997 and 1996, incorporated by reference in this Prospectus, Price Waterhouse reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated April 24, 1997, July 25, 1997 and October 27, 1997 incorporated by reference herein, state that they did not audit and they did notdid not express an opinion on that unaudited financial information. Price Waterhouse has not carried out any significant or additional tests beyond those which would have been necessary if their report had not been included. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. Price Waterhouse is not subject to the liability provisions of section 11 of the Securities Act for their report on the unaudited consolidated financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by Price Waterhouse within the meaning of sections 7 and 11 of the Securities Act.

                             PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission Registration Fee..........$51,318
Printing.....................................................1,000*
Accountants' Fees and Expenses...............................5,000*
Miscellaneous Expenses.......................................1,000*
                                                              -------

      Total..................................................$58,318*
                                                              -------
                                                              -------
-----------
*Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Article ELEVENTH of the Company's Restated Certificate of Incorporation, each person who is or was a director or officer of the Company, and each director or officer of the Company who serves or served any other enterprise or organization at the request of the Company, shall be indemnified by the Company to the full extent permitted by the Delaware General Corporation Law.

     Under such law, to the extent that such a person is successful on the merits or otherwise in defense of a suit or proceeding brought against such person by reason of the fact that such person is or was a director or officer of the Company, or serves or served any other enterprise or organization at the request of the Company, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection with such action.

     If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, such a person shall be indemnified under such law against both (1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, had no reasonable cause to believe such person's conduct was unlawful.

     If unsuccessful in defense of a suit brought by or in the right of the Company, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) actually and reasonably incurred in the defense or settlement of such suit if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Company except that if such a person is adjudged to be liable in such suit to the Company, such person cannot be made whole even for expenses unless the court determines that such person is fairly and reasonably entitled to indemnity for such expenses.

     In addition, the Company maintains directors' and officers' reimbursement and liability insurance pursuant to standard form policies. The risks covered by such policies include certain liabilities under the securities laws.

ITEM 16. EXHIBITS.

EXHIBIT NO.
-----------
          2.1 Asset Purchase Agreement by and among Banner Aerospace, Inc., the Sellers listed on Annex A, the Company and AS BAR LLC dated as of December 8, 1997, as amended.
          2.2 Asset Purchase Agreement by and among Banner Aerospace, Inc., PB Herndon Aerospace, Inc., Banner Aerospace Services, Inc., the Company and AS BAR PBH LLC dated as of December 8, 1997, as amended.
          4.1  The Company's Restated Certificate of
          Incorporation (incorporated by reference to Exhibit 3(i) to the Company's Form 10-Q for the quarter ended March 31, 1997).
          4.2 The Company's By-laws, as amended (incorporated by reference to Exhibit 3(ii) to the Company's Form 10-Q for the quarter ended March 31, 1996).
          5    Opinion of J. Edward Smith, Esq., with respect to
          the legality of the securities being registered hereby.
          15   Independent Accountants' Acknowledgment Letter as
          to the incorporation of their reports relating to unaudited interim financial information.
          23.1 Consent of Price Waterhouse LLP.
          23.2 The consent of J. Edward Smith, Esq. is contained in his opinion filed as Exhibit 5 to this registration statement.
          24   Powers of Attorney.



ITEM 17. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section
10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(b) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          Signatures

     Pursuant to the requirements of the Securities Act of 1933,the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Morris, State of New Jersey, on the 2nd day of February, 1998.

                                        ALLIEDSIGNAL INC.



                                        By:  /s/ Richard F.Wallman
                                             ------------------------
                                                 Richard F.Wallman
                                                 Senior Vice president and
                                                 Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

           Name                         Title
Date

             *                 Director, Chairman of the
----------------------------   Board and Chief Executive Officer
   (Lawrence A. Bossidy)


              *
----------------------------   Director
   (Hans W. Becherer)


              *
----------------------------   Director
   (Daniel P. Burnham)


              *
----------------------------   Director
   (Ann M. Fudge)


              *
----------------------------   Director
   (Paul X. Kelley)

            *
----------------------------   Director
   (Robert P. Luciano)


              *
----------------------------   Director
   (Robert B. Palmer)



              *
----------------------------   Director
   (Russell E. Palmer)


              *
----------------------------   Director
   (Frederic M. Poses)


              *
----------------------------   Director
   (Ivan G. Seidenberg)


              *
----------------------------   Director
   (Andrew C. Sigler)


              *
----------------------------   Director
   (John R. Stafford)


              *
----------------------------   Director
   (Thomas P. Stafford)


              *
----------------------------   Director
   (Robert C. Winters)


              *
----------------------------   Director
     (Henry T. Yang)

/s/ Richard F. Wallman
----------------------------  Senior Vice President and    February 2, 1998
   (Richard F. Wallman)       Chief Financial Officer
                              (Principal Financial Officer)


/s/ Nancy A. Garvey
----------------------------  Vice President and Controller  February 2, 1998
   (Nancy A. Garvey)          (Principal Accounting Officer)


*By: /s/ Nancy A. Garvey
----------------------------                              February 2, 1998
   (Nancy A. Garvey,
  Attorney-in-Fact)

                               EXHIBIT INDEX

EXHIBIT NO.                    DESCRIPTION


  1    Omitted (inapplicable).
       2.1 Asset Purchase Agreement by and among Banner Aerospace, Inc., the Sellers listed on Annex A, the Company and AS BAR LLC dated as of December 8, 1997, as amended.
       2.2 Asset Purchase Agreement by and among Banner Aerospace, Inc., PB Herndon Aerospace, Inc., Banner Aerospace Services, Inc., the Company and AS BAR PBH LLC dated as of December 8, 1997, as amended.
       4.1 The Company's Restated Certificate of Incorporation (incorporated by reference to Exhibit 3(i) to the Company's Form 10-Q for the quarter ended March 31,
       1997).
       4.2 The Company's By-laws, as amended (incorporated by reference to Exhibit 3(ii) to the Company's Form 10-Q for the quarter ended March 31, 1996).
       5    Opinion of J. Edward Smith, Esq., with respect to
       the legality of the securities being registered hereby.
  8    Omitted (inapplicable).
       12   Omitted (inapplicable).
       15   Independent Accountants' Acknowledgment Letter as to
       the incorporation of their reports relating to unaudited interim financial information.
       23.1 Consent of Price Waterhouse LLP.
       23.2 The consent of J. Edward Smith, Esq. is contained in his opinion filed as Exhibit 5 to this registration statement.
       24   Powers of Attorney.
       25   Omitted (inapplicable).
       26   Omitted (inapplicable).
       27   Omitted (inapplicable).
       28   Omitted (inapplicable).
       99   Omitted (inapplicable).